Exhibit 99.1

North American Forest Products, Inc.

And Subsidiary And Affiliate

Consolidated Financial Report

12.31.2014

Contents

Independent Auditor's Report
On The Financial Statements	1-2

Financial Statements

Consolidated balance sheet	3
Consolidated statement of income	4
Consolidated statement of stockholders' equity	5
Consolidated statement of cash flows	6
Notes to consolidated financial statements	7-14

Independent Auditor's Report

To the Board of Directors

North American Forest Products, Inc.

Edwardsburg, Michigan

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of North American Forest Products, Inc. and Subsidiary and Affiliate which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the year then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a reasonable basis for our audit opinion.

To the Board of Directors

North American Forest Products, Inc.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of North American Forest Products, Inc. and Subsidiary and Affiliate as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ McGladrey LLP

Elkhart, Indiana

February 18, 2015

North American Forest Products, Inc. And Subsidiary And Affiliate

Consolidated Balance Sheet
December 31, 2014

2014

ASSETS

Current Assets
Cash	$281,586
Receivables:
Trade	3,438,519
Other	20,900
Inventories	16,314,417
Prepaid expenses and deposits	192,401

Total current assets	20,247,823

Property and Equipment, at depreciated cost	13,282,464
$33,530,287
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Revolving bank lines of credit	$4,604,703
Current maturities of long-term debt	1,757,104
Accounts payable	1,048,918
Accrued liabilities:
Payroll and related taxes	549,414
Other	3,970,005

Total current liabilities	11,930,144

Long-Term Debt, less current maturities	8,540,356

Total liabilities	20,470,500

Commitments and Contingencies

Stockholders' Equity
Common stock	1,395,224
Retained earnings	14,071,066
Noncontrolling interest	1,955,526
17,421,816
Less treasury stock, at cost, 43,000 shares	(4,362,029)
Total stockholders' equity	13,059,787
$33,530,287

See Notes to Consolidated Financial Statements.

North American Forest Products, Inc. And Subsidiary And Affiliate

Consolidated Statement Of Income
Year Ended December 31, 2014

2014

Net sales	$156,644,216

Cost of goods sold:
Materials, less discounts	122,050,315
Direct labor	8,516,935
Manufacturing expenses	7,878,709
Delivery expenses	3,248,533
141,694,492

Gross profit	14,949,724

Selling, general, and administrative expenses	7,466,532

Operating income	7,483,192

Nonoperating income (expense):
Other income	15,286
Interest expense	(654,408)
(639,122)

Consolidated net income	6,844,070

Less: Noncontrolling interest in net income of consolidated variable interest entity	(394,775)

Net income attributable to the controlling interest	$6,449,295

See Notes to Consolidated Financial Statements.

North American Forest Products, Inc. And Subsidiary And Affiliate

Consolidated Statement Of Stockholders' Equity
Years Ended December 31, 2014

	Common	Retained	Treasury	Noncontrolling
	Stock	Earnings	Stock	Interest	Total

Balance, December 31, 2013	$1,395,224	$13,100,768	$(4,362,029)	$1,601,781	$11,735,744
Consolidated net income	-	6,449,295	-	394,775	6,844,070
Distributions	-	(5,478,997)	-	(41,030)	(5,520,027)
Balance, December 31, 2014	$1,395,224	$14,071,066	$(4,362,029)	$1,955,526	$13,059,787

See Notes to Consolidated Financial Statements.

North American Forest Products, Inc. And Subsidiary And Affiliate

Conolidated Statement Of Cash Flows
Years Ended December 31, 2014

2014
Cash Flows From Operating Activities
Consolidated net income	$6,844,070
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation	1,042,799
Gain on sale of equipment	(32,903)
Increase in provision for doubtful accounts	(6,492)
Change in assets and liabilities:
(Increase) decrease in:
Receivables	2,163,990
Inventories	(941,409)
Prepaid expenses and deposits	(67,809)
Increase (decrease) in:
Accounts payable	450,529
Accrued liabilities	1,341,811
Net cash provided by operating activities	10,794,586

Cash Flows From Investing Activities
Proceeds from sale of equipment	101,012
Purchase of property and equipment	(3,825,108)
Other	10,139
Net cash used in investing activities	(3,713,957)

Cash Flows From Financing Activities
Net (payments) borrowings on revolving credit agreements	(3,444,422)
Proceeds from long-term borrowings	2,241,430
Principal payments on long-term borrowings	(1,580,399)
Distributions	(4,995,202)
Net cash used in financing activities	(7,778,593)
(Decrease) increase in cash	(697,964)

Cash, beginning	979,550

Cash, ending	$281,586

See Notes to Consolidated Financial Statements.

North American Forest Products, Inc. And Subsidiary And Affiliate

Notes To Consolidated Financial Statements

Note 1.	Nature of Business, Risk Factors, and Significant Accounting Policies

Nature of business:

North American Forest Products, Inc.'s (the "Company") operations consist principally of wholesale lumber sales and processing to customers throughout the Midwest, generally on terms of 30 days.

North American Moulding, LLC's ("NAM") operations consist principally of the manufacture and sale of wood moldings to customers throughout the Midwest, generally on terms of 30 days.

North American Associates, Inc. (“NAA”) leases certain buildings to the Company and NAM.

Risk factors:

Lumber is a commodity and is subject to market price fluctuations.

The Company and NAM’s sales are highly concentrated in the recreational vehicle and manufactured housing industries.

Significant accounting policies:

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reporting entity and principles of consolidation:

The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary NAM, and NAA, a variable interest entity (VIE) for which the Company is the primary beneficiary. All significant intercompany balances and transactions have been eliminated in consolidation.

NAA is a VIE of the Company because of a leasing arrangement and because it requires financial support consisting of long-term debt guarantees and intercompany loans. The primary beneficiary of a VIE is the enterprise that has both (1) the power to direct the activities of the VIE that most significantly impact the entity’s economic performance, and (2) the obligation to absorb losses or the right to receive residual returns that potentially could be significant to the VIE. See Note 13 for additional information regarding the Company’s consolidated VIE.

The Company, its wholly-owned subsidiary NAM, and affiliate NAA are collectively referred to as the “Companies”.

Noncontrolling interest:

Noncontrolling interest represents the portion of equity in the affiliate not attributable, directly or indirectly, to the Company. The profit or loss derived from the performance of the affiliate is allocated to the net income attributable to the noncontrolling interest in the consolidated statement of income.

Cash:

The Companies maintain cash in a commercial bank in amounts which, at times, may be in excess of insurance provided by the Federal Deposit Insurance Corporation.

North American Forest Products, Inc. And Subsidiary And Affiliate

Notes To Consolidated Financial Statements

Trade receivables:

Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. The allowance for doubtful accounts at December 31, 2014 was approximately $359,000. Management determines the allowance for doubtful accounts by evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 60 days.

Inventories:

Inventories are stated at the lower of cost (average cost method) or market.

Depreciation:

Depreciation of property and equipment is computed principally by the straight-line method over their estimated useful lives.

Expenditures for major betterments are capitalized and expenditures for repairs and maintenance are charged to operations as incurred. When capitalized assets are retired or sold, the cost and related accumulated depreciation or amortization is removed from the accounts, with any gain or loss reflected in operations.

Long-lived assets:

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If an analysis is necessitated by the occurrence of a triggering event, the Companies compare the carrying amount of the asset with the estimated undiscounted future cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds the expected undiscounted future cash flows, the Companies measure the amount of the impairment by comparing the carrying amount of the asset with its estimated fair value. During the year ended December 31, 2014, no triggering events occurred and no impairment charges were recorded.

Revenue recognition:

The Company and NAM ship product based on specific orders from customers and revenue is recognized at the time of passage of title and risk of loss to the customer, which is generally upon delivery and at the time collectability is reasonably assured.

Delivery revenue and expenses:

Revenue received from delivery of product is included in net sales. Delivery expenses are included in cost of goods sold.

Subsequent events:

The Companies have evaluated subsequent events for potential recognition and/or disclosure through February 18, 2015, the date the financial statements were available to be issued.

North American Forest Products, Inc. And Subsidiary And Affiliate

Notes To Consolidated Financial Statements

Delayed adoption of accounting standard:

The Financial Accounting Standards Board (“FASB”) has issued guidance which requires that certain freestanding financial instruments be reported as liabilities in the consolidated balance sheet. Depending on the type of financial instrument, it will be accounted for at either fair value or the present value of future cash flows determined at each consolidated balance sheet date with the change in that value reported as interest expense in the consolidated income statement. Prior to the application of this guidance, either those financial instruments were not required to be recognized, or if recognized, were reported in the consolidated balance sheet as equity and changes in the value of those instruments were normally not recognized in consolidated net income.

As explained further in Note 11, the Company has a stock repurchase agreement that will be reported as a liability when this guidance is applied. The fair value of that stock, subject to this agreement, based on the repurchase formula, will be transferred from stockholders’ equity to liabilities at the date this guidance is applied and will have the effect of reducing stockholders’ equity and increasing liabilities by $40,300,000. The FASB has indefinitely deferred the effective date for instruments that are mandatorily redeemable such as the stock repurchase agreement in Note 11.

Note 2.	Inventories

At December 31, 2014, inventories consisted of the following:

Raw materials	$12,346,767
Work in process and finished goods	3,967,650
$16,314,417

Note 3.	Property and Equipment

The cost of property and equipment and the related accumulated depreciation at December 31, 2014 are as follows:

Land and land improvements	$1,310,460
Buildings and improvements	9,310,773
Machinery and equipment	10,354,653
Office furniture and equipment	1,601,874
Transportation equipment	1,364,495
Assets not placed in service	901,125
24,843,380
Less accumulated depreciation	11,560,916
$13,282,464

North American Forest Products, Inc. And Subsidiary And Affiliate

Notes To Consolidated Financial Statements

Note 4.	Notes Payable, Pledged Assets, Lines of Credit and Long-Term Debt

The Company has revolving lines of credit with a bank totaling $18,500,000, of which $4,139,801 was outstanding at December 31, 2014. Borrowings under the line of credit bears interest at the one-month LIBOR rate (0.17% at December 31, 2014) plus 2.50%, are due on demand, are subject to a borrowing base as defined in the agreement and are collateralized by accounts receivable, inventory, and equipment. The revolving line of credit expires in June 2016. (1)

The Company has an equipment line of credit with a bank totaling $1,750,000, of which $464,902 was outstanding at December 31, 2014. Borrowings under the line of credit bear interest at the one-month LIBOR rate (0.17% at December 31, 2014) plus 2.50%, are due on demand, and are collateralized by the underlying equipment. The revolving line of credit expires in July 2015 at which time the line is expected to be converted into long-term debt. (1)

Long-term debt as of December 31, 2014 is as follows:

Note payable, bank, due in monthly installments of $54,462 including interest at 4.40%, collateralized by the Company's assets, final payment due December 2015 (1)	$639,020

Note payable, bank, due in monthly installments of $5,579 including interest at 5.02%, collateralized by the Company's assets, final payment due February 2017 (1)	137,024

Subordinated note payable, former stockholder, due in monthly installments of $24,200 including interest at 3.60%, unsecured, final payment due in September 2025	2,601,885

Note payable, bank, due in monthly installments of $37,798 including interest at 4.63%, collateralized by substantially all of the Company's assets, final payment due July 2018 with a balloon payment of approximately $2,017,000 (1)	3,207,326

Note payable, bank, due in monthly installments of $13,972 including interest at 4.47%, collateralized by the Company's assets, final payment due April 2018 (1)	519,101

Note payable, bank, due in monthly installments of $32,687 including interest at 4.51%, collateralized by the Company's assets, final payment due June 2019 (1)	1,592,513

Note payable, bank, due in monthly installments of $18,169 including interest at 5.09%, collateralized by the Company's assets, final payment due March 2021 (1)	1,600,591
10,297,460
Less current maturities	1,757,104
$8,540,356

(1)	All bank agreements are subject to certain financial covenants, including minimum tangible net worth and total debt to tangible net worth.

North American Forest Products, Inc. And Subsidiary And Affiliate

Notes To Consolidated Financial Statements

Aggregate maturities of long-term debt for the years ending December 31, 2016 through 2019 and thereafter are as follows:

2016	$1,267,309
2017	1,244,154
2018	1,180,375
2019	978,306
Thereafter	3,870,212
$8,540,356

Note 5.	Common Stock and Stock Bonus Plan

At December 31, 2014, the Company had 200,000 shares of no par value stock authorized, of which 110,000 shares were issued and 72,500 shares were outstanding.

Note 6.	Income Taxes

The Companies, with the consent of their stockholders, have elected to have its income taxed under Section 1362 of the Internal Revenue Code and a similar section of the state tax laws which provide that, in lieu of corporation income taxes, the stockholders account for their proportionate shares of the Companies’ items of income, deduction, losses, and credits. Therefore, these statements do not include any provision for corporation income taxes.

Management has evaluated the Companies’ tax positions and concluded that the Companies have taken no uncertain tax positions. With few exceptions, the Companies are no longer subject to tax examinations by the U.S. federal, state, or local tax authorities for years prior to 2011.

It is the Companies’ intent to accrue and pay distributions to stockholders for their estimated tax liabilities resulting from taxable income from the consolidated income tax returns of the Companies.

Note 7.	Employee Health Plan

The Company and NAM have a self-insured health plan for their employees with a stop loss for medical claims exceeding $50,000 per participant annually and a floating aggregate, approximately $1,381,000 at December 31, 2014, based upon the number of participating employees. The excess loss portion of the employees' coverage has been reinsured with a commercial carrier. The total expenses for claims and reinsurance premiums for the year ended December 31, 2014 were approximately $1,061,000.

North American Forest Products, Inc. And Subsidiary And Affiliate

Notes To Consolidated Financial Statements

Note 8.	Lease Commitments and Rental Expense

The Company leases certain facilities and land from an affiliate related through common ownership on a month to month basis. The total minimum monthly rentals are approximately $7,000. The agreement requires the payment of property taxes, normal maintenance, and insurance on the properties.

The Company and NAM lease equipment from unrelated parties under various operating leases, which expire at various dates through December 2021. The leases require monthly rentals currently totaling approximately $53,000 plus the payment of insurance and normal maintenance on the equipment.

The total minimum rental commitment at December 31, 2014 under the long-term lease agreements is due as follows:

During the year ending December 31,
2015	$571,000
2016	489,000
2017	439,000
2018	381,000
2019	258,000
Thereafter	300,000
$2,438,000

The total rental expense included in the consolidated income statement for the year ended December 31, 2014 is approximately $946,000, of which $81,000 was paid to the affiliate.

Note 9.	Major Customers

Net sales to customers, which comprised 10% or more of total net sales for the year ended December 31, 2014, and the related trade receivable balances at that date, are approximately as follows:

		Trade
		Receivable
	Net Sales	Balance

Customer A	$52,103,000	$478,000
Customer B	20,594,000	897,000
Customer C	18,721,000	288,000

Note 10.	401(k) Profit-Sharing Plan

The Company and NAM have a qualified employee benefit plan, more commonly known as a 401(k) plan, for all of their full-time employees who have attained the age of 21 and over one year of service. The matching contribution is discretionary and is determined at the beginning of each year. The amount charged to operating expenses for the year ended December 31, 2014 was approximately $93,000.

Note 11.	Stock Repurchase Agreements

Under the terms of a stock repurchase agreement, the Company has the right of first refusal to purchase any shares offered for sale, and is obligated to purchase the shares in the event of death of any stockholder. The purchase price for the stock is based on a formula as defined by the agreement and is approximately $40,300,000.

North American Forest Products, Inc. And Subsidiary And Affiliate

Notes To Consolidated Financial Statements

Note 12.	Contingencies

At times, the Company and NAM have been a party to legal proceedings. These proceedings are, in the opinion of management, ordinary routine matters incidental to the normal business conducted by the Company and NAM and have not had a material adverse effect on the Company’s and NAM’s financial position, results of operations or cash flows.

Note 13.	Variable Interest Entity

The Company is the primary beneficiary of and consolidates a related party (NAA) that is a VIE. The Company would absorb more than a significant amount of the VIE’s expected losses based on leasing, intercompany loan and guarantee agreements as discussed in Note 1. Through these agreements, the Company controls the significant activities of the VIE.

For no consideration, the Company and NAM have agreed to guarantee the long-term debt of the VIE. The Company and NAM’s maximum exposure under these guarantees was approximately $4,808,000 as of December 31, 2014. The details of the debt instrument are included in Note 4 to the consolidated financial statements. The Company and NAM can be required to perform on their guarantee in the event of nonpayment of the arrangement by the VIE. In the event the Company and NAM would be required to pay the entire guaranteed amounts, the value of the assets pledged on the bank debt would be available to liquidate and recover some or all of the amounts paid. However, any decision to liquidate the collateral would be made after an evaluation of the circumstances at the time and the amount of any recovery available to the Company and NAM is not currently estimable.

Under the terms of the lease agreements with the VIE, the Company and NAM are required to make monthly payments of $75,000 to the VIE. The leases expire at various points through June 2017. In addition, the Company and NAM are required to pay for property taxes, insurance and maintenance on the related property.

The following table shows the significance of the VIE as of and for the year ended December 31, 2014:

Gross rentals	$982,000
Net income	395,000
Assets, primarily buildings and land	8,238,000
Liabilities	6,282,000
Stockholders' equity	1,956,000

The assets that are collateral for the debt on the VIE are all assets disclosed above. Other than bank debt, the creditors of the VIE do not have recourse to the general credit of the Company and NAM.

North American Forest Products, Inc. And Subsidiary And Affiliate

Notes To Consolidated Financial Statements

Note 14.	Cash Flows Information

Supplemental information relative to the statements of cash flows for the year ended December 31, 2014 is as follows:

Supplemental disclosures of cash flows information:
Cash payments for:
Interest	$663,404

Supplemental schedule of noncash financing and investing activities:
Line-of-credit borrowings converted to a term loan	$1,208,570

Distributions accrued, but not paid	$1,263,089